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                                                                    Exhibit 7.4
                                                                    -----------



                            STOCK APPRECIATION RIGHT


Certificate No. 1                                    Number of Rights: 5,000,000
                                                         (subject to adjustment)

Date of Issuance: March 17, 1998

         This Certificate represents 5,000,000 stock appreciation rights (collectively the "Rights" and individually a "Right") issued by WANG LABORATORIES, INC., a Delaware corporation (the "Company"), to ING. C. OLIVETTI & C. S.P.A., an Italian corporation (the "Holder"). Each Right entitles the Holder to receive from the Company an amount, payable as provided below, equal to the higher of (i) $4 and (ii) the difference between (A) the Fair Market Value per share of Common Stock (as defined and determined as provided in Section 2(e) below) on the date of exercise of such Right (the "Exercise Date") and (B) $30 (the "Strike Price"). The Company may, at its option, pay such amount to the Holder in either cash or shares of common stock, par value $.01 per share, of the Company (the "Common Stock") as hereinafter provided. If the Company elects to pay the amount due to the Holder in shares of Common Stock, such shares shall be valued at the Fair Market Value per share of Common Stock on the Exercise Date.

         The number of Rights represented by this Certificate and the Strike Price are subject to adjustment as provided in Section 2 below.

                           1. Exercise

                           (a) Each Right may be exercised by the Holder at any
time and from time to time on and after the third anniversary of the date hereof and on or before 5:00 p.m., Boston, Massachusetts time, on the seventh anniversary of the date hereof (the "Expiration Date").

                           (b) (i) The Rights represented hereby may be
exercised by surrendering this Certificate, together with a written notice of exercise, in the form attached hereto as Exhibit A, duly executed by the Holder or by such Holder's duly authorized attorney, at the principal office of the Company (which is located at 600 Technology Park Drive, Billerica, Massachusetts 01821), or at such other office or agency as the Company may designate in writing to the Holder in accordance with Section 10 hereof.


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                           (ii) As soon as practicable after the exercise of any
Rights, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be delivered to the Holder:

                                            (A) if the Company has elected to
                           pay the amount due to the Holder in shares of Common Stock, a certificate or certificates for the number of full shares of Common Stock to which the Holder shall be entitled upon such exercise registered in the name of the Holder or its nominee plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the product of the Fair Market Value per share of Common Stock on the Exercise Date times such fractional share amount;

                                            (B) if the Company has elected to
                           pay the amount due to the Holder in cash, a certified or bank check for such amount payable in lawful money of the United States to the Holder or its order; and

                                            (C) if such exercise is for less
                           than all of the Rights, a new Certificate (dated the date hereof) of like tenor, providing on the face thereof for the number of Rights with respect to which this Certificate has not been exercised previously.

                           (c) Each exercise of Rights shall be deemed to have
been effected immediately prior to the close of business on the day on which this Certificate shall have been surrendered to the Company as provided in subsection 1(b) above.

                           2. Adjustments of Rights.

                           (a) Immediately following the 1997 EBITDA
Determination Date, as such term is defined in Section 6.13(b) of the Stock Purchase Agreement dated as of February 28, 1998 by and among the Company, the Holder and the other parties named therein (the "Purchase Agreement"), the number of Rights represented by this Certificate shall be adjusted to equal the 1997 EBITDA Determined Number of Rights, as such term is defined in Section 6.13(c) of the Purchase Agreement. Not later than ten (10) days after the 1997 EBITDA Determination Date, the Company shall issue to the Initial Holder against the surrender of this Certificate a new Certificate (dated the date hereof) of like tenor, providing on the face thereof for the number of Rights equal to the 1997 EBITDA Determined Number of Rights. If the amount of 1997 EBITDA, as such term is defined in Section 6.13(d) of the Stock Purchase Agreement, is equal to or less than 88,750,000,000 Italian lira, the Rights shall become wholly void and of no force or effect.

                           (b) If outstanding shares of Common Stock shall be
subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Strike Price in effect immediately prior to such subdivision or at the record date of


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such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.
If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Strike Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Strike Price, the number of Rights shall be changed to the number determined by dividing (i) an amount equal to the number of Rights represented by this Certificate immediately prior to such adjustment, multiplied by the Strike Price in effect immediately prior to such adjustment, by (ii) the Strike Price in effect immediately after such adjustment.

                           (c) If there shall occur any capital reorganization
or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(b) above), then, as part of any such reorganization or reclassification, as the case may be, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise of any Right the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, as the case may be, such Holder had exercised such Right and the Company had elected to pay the amount due in Common Stock. In any case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Strike Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of any Right.

                           (d) When any adjustment is required to be made in the
Strike Price, the Company shall promptly mail to the Holder a certificate setting forth the Strike Price and the number of Rights represented by this Certificate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth any change in the kind and amount of stock or other securities or property payable on exercise of any Right following the occurrence of any of the events specified in subsection 2(b) or (c) above.

                           (e) As used herein, the term Fair Market Value per
share of Common Stock shall mean and be determined as of any Exercise Date as follows:

                                (i) If the Common Stock is listed on a national
securities exchange, the Nasdaq Stock Market, or another nationally recognized exchange or trading system as of the Exercise Date such Fair Market Value per share of Common Stock is to be determined, the Fair Market Value per share of Common Stock shall be deemed to be the average of the closing sale price per share of Common Stock thereon on each of the ten (10) consecutive trading days immediately preceding such Exercise Date; or


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                                (ii) If the Common Stock is not listed on a
national securities exchange, the Nasdaq Stock Market, or another nationally recognized exchange or trading system as of the Exercise Date such Fair Market Value per share of Common Stock is to be determined, and if such Common Stock is traded over the counter and is the subject of regular quotations by a recognized market maker, the Fair Market Value per share of Common Stock shall be deemed to be the average of the closing bid and asked prices quoted for such stock by the principal market maker for the ten (10) consecutive trading days immediately preceding such Exercise Date; or

                                (iii) If paragraphs (i) and (ii) above are
inapplicable, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company to represent the fair market value per share of the Common Stock (including, without limitation, a determination of purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Holder, the Board of Directors (or a representative thereof) shall promptly notify the Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date such Fair Market Value per share of Common Stock is to be determined, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including, without limitation, a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within fifteen (15) days of a request by the Holder that it do so and (C) the exercise of any Right shall be delayed until such determination is made.

                           3. Fractional Shares. The Company shall not be
required, if it should elect to pay the amount due on exercise of any Right in shares of Common Stock, to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

                           4. Prohibition on Transfer. Neither this Certificate
nor any of the Holder's rights hereunder shall be sold, assigned or transferred by the Holder.

                           5. No Impairment. The Company will not, by amendment
of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder.

                           6. Liquidating Dividends. If the Company pays a
dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned


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surplus (determined in accordance with generally accepted accounting principles)
except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Holder, upon the exercise of any Right, in addition to the consideration payable upon such exercise, the Liquidating Dividend which would have been paid to such Holder if he had been the owner of record of a share of Common Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined.

                       7. Notices of Record Date. In case:

                           (a) the Company shall take a record of the holders of
its Common Stock (or other stock or securities deliverable upon the exercise of any Right) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                           (b) of any capital reorganization of the Company, any
reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

                           (c) of the voluntary or involuntary dissolution,
liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place.

                       8. Validity of Shares of Common Stock. If the Company has elected to pay the amount due to the Holder in shares of Common Stock, the Company represents and warrants that all shares of Common Stock to be issued upon exercise of the Rights shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. If any shares of Common Stock are issued upon exercise of the Rights, the Company will cause such shares to be listed or quoted on each national securities exchange or trading system, if any, on which the other shares of outstanding Common Stock are then listed or quoted. In addition, if it is required under US securities laws for the Holder to sell or transfer any such shares of Common Stock, the Company shall promptly prepare and file and cause to become effective a registration statement registering such shares.


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                           9. Replacement of Certificate. Upon delivery of
evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Certificate and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation), upon surrender and cancellation of this Certificate, the Company will issue, in lieu thereof, a new Certificate (dated the date hereof) of like tenor.

                           10. Notices. All notices and other communications
from the Company to the Holder shall be sent by hand delivery, receipt acknowledged, or by first-class certified or registered mail, postage prepaid, to the address of the Holder set forth on the books of the Company or such other address as the Holder may furnish to the Company in writing. All notices and other communications from the Holder in connection herewith to the Company shall be sent by hand delivery, receipt acknowledged, or by first-class certified or registered mail, postage prepaid, to the Company at its principal office referred to in Section 1 hereof. If the Company should at any time change the location of its principal office, it shall give prompt written notice to the Holder and thereafter all references in this Certificate to the location of the Company's principal office at the particular time shall be as so specified in such notice. No notice, including any notice of exercise, given hereunder shall be effective until received by the party to whom addressed.

                           11. No Rights as Stockholder. Unless the Company
elects to pay the amount due to the Holder in shares of Common Stock and until such time as delivery of such shares is made to the Holder, the Holder shall not have or be entitled to exercise any rights by virtue hereof as a stockholder of the Company.

                           12. Change of Waiver. Any term of this Certificate
may be changed or waived only by an instrument in writing signed by the Company and the Holder.

                           13. Headings. The headings in this Certificate are
for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Certificate.

                           14. Governing Law. This Certificate will be governed
by and construed in accordance with the laws of the State of New York.

                           15. Dispute Resolution. Any dispute between the
Company and the Holder arising out of this Agreement shall be resolved in accordance with Section 12.12 of the Stock Purchase Agreement.


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IN WITNESS WHEREOF, this Certificate has been executed as of the date first written above.



                                         WANG LABORATORIES, INC.



                                         By: /s/ David Goulden
                                             ------------------
                                             Name: David Goulden
                                             Title:Senior Vice President




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                                                              Exhibit A to Stock
                                                              Appreciation Right


                               NOTICE OF EXERCISE

         The undersigned hereby irrevocably elects to exercise pursuant to
Section 1(b) of the Certificate accompanying this Notice of Exercise, _______ Rights represented by such Certificate out of the __________ Rights that the undersigned is entitled to exercise pursuant to the terms of the accompanying Certificate.


                                        _____________________________
                                        Name of Holder


                                        _____________________________
                                        Signature


                                        Address

                                        _____________________________

                                        _____________________________

                                        _____________________________






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